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                                   EXHIBIT 21
                             ST. JOE PAPER COMPANY
                       SUBSIDIARIES AT DECEMBER 31, 1995

ST. JOE INDUSTRIES, INC.
     Florida East Coast Industries, Inc.
     Jacksonville Properties, Inc.

     FOREST PRODUCTS

     St. Joe Forest Products Company
      St. Joe Container Company
      St. Joseph Land and Development Company

     RAILROAD

     Apalachicola Northern Railroad Company
      St. Joe Terminal Company
     Florida East Coast Railway Company
      Florida East Coast Deliveries, Inc.
      Florida East Coast Highway Dispatch Company
      Florida East Coast Inspections, Inc.
      Florida Express Carrier, Inc.
      Operations Unlimited, Inc.
      Railroad Concrete Crosstie Corporation
      Railroad Track Construction Company

     SUGAR

     Talisman Sugar Corporation

     COMMUNICATIONS

     St. Joe Communications, Inc.
      Gulf Telephone Company
      St. Joseph Telephone & Telegraph Company
      The Florala Telephone Company, Incorporated

     REAL ESTATE

     St. Joe Utilities Company
     Gran Central Corporation
      Dade County Land Holding Company, Inc.

     All companies are incorporated in the State of Florida, except for The Florala Telephone Company, Incorporated, which is incorporated in the State of Alabama.
209764

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